Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Elvictor Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7389	82-3296328
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

30 Wall Street (8th floor)
New York, NY 10005
Telephone No.: (646) 491-6601

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

William R. Eilers, Esq.

Eilers Law Group, P.A.

1000 5th Street, Suite P2-200

Miami Beach, FL 33139

Telephone No.: (786) 273-9152

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

 If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.0001	1,658,605 Shares	$0.40	$663,442.00	$86.11

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.
(2)	The Company has previous paid $32.70 for the registration of 656,700 shares of common stock.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated [MONTH] ___, [YEAR]

PRELIMINARY PROSPECTUS

Elvictor Group, Inc.

30 Wall Street (8th floor)

New York, New York 10005

(646) 491-6601

1,658,605 SHARES OF COMMON STOCK

This prospectus relates to the offering and resale of Common Stock of Elvictor Group, Inc. (the “Company”) held by those shareholders named herein holding 1,658,605 shares of common stock of the Company, par value $0.0001, all which were initially issued and sold in a private placement offering that was concluded in March 2020..

Our common stock is current traded on the OTCPink. Selling shareholders will sell at a price of $0.40 per share until our shares are actively traded on the OTCQB or other national exchange.

The selling security holders may sell the shares of Common Stock to be registered hereby from time to time on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems or in the over-the-counter market, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” in this prospectus for more information.

We plan to utilize funds available via revenues, related party loans and additional fund-raising events to pay the expenses associated with this offering and our reporting and operations expenses for the next approximately 12 months, provided that the amount available under such line of credit will not be sufficient for us to continue our business plan.  However, if the amount available from revenue and/or if we are unable to raise adequate working capital for our planned operations during the remainder of fiscal 2020 we will be restricted in the implementation of our business plan, the production of our planned products may be delayed, and we may be forced to abandon our current business plan. If this were to happen, the value of our securities would diminish, and we may be forced to change our business plan for the remainder of fiscal 2020, which would result in the value of our securities declining in value and/or becoming worthless.

A current Prospectus must be in effect at the time of the sale of the shares of common stock discussed above. The selling stockholders will be responsible for any commissions or discounts due to brokers or dealers. We will pay all of the other offering expenses.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4 HEREOF BEFORE BUYING ANY SHARES OF ELVICTOR GROUP, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is [MONTH] __, [YEAR]

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

Company Overview

Elvictor Group, Inc., f/k/a Thenablers, Inc. (“Elvictor Group, Inc.” or the “Company”) was incorporated in the State of Nevada on November 3, 2017. The Company is an International Business Development Organization focused in the Design and Execution of New Market Strategies for its clients with the purpose of growing their brand and customer base. On December 13, 2019, the Company changed its name to “Elvictor Group, Inc.” in the state of Nevada and on February 27, 2020 FINRA approved the Corporate Action to change the name on OTC Markets, as well as change the symbol to “ELVG.”

We are currently a development stage company and to date we have recorded no revenue. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements). Until such time that we are able to establish a consistent flow of revenues from our operations which is sufficient to sustain our operating needs, management intends to rely primarily upon debt and equity financing to supplement cash flows, if any, generated by our services. We will seek out such financing as necessary to allow the Company to continue to grow our business operations, and to cover such cost, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission ("SEC"); we estimate such costs to be approximately $90,000.00 for 12 months following this Offering. The Company has included such costs related to being publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point we have been funded by our founders and initial shareholders and have not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company except those shareholders listed herein.

Upon obtaining effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this offering to market and grow our Company. Assuming we generate nominal revenues, we may still require additional financing to fund our operations past the twelve-month period following the completion of this Offering. While our ability to generate revenue is not correlated directly to the number of shares sold by us under this Offering, our potential to generate revenue can be affected by our marketing and advertising strategies and the amount of personnel the Company employs. These factors are directly related to the amount of proceeds we receive from this Offering, which corresponds to the number of shares we are successful in selling under this offering (see “Use of Proceeds” chart). We believe we can begin generating revenues within the first three months following the successful completion of this Offering. As we are a start-up company, it is unclear how much revenue our operations will generate; however, it is our hopes that our revenues will exceed our costs. Our revenues will be impacted by how successful and well targeted the execution of our marketing campaign was, the general condition of the economy, and the number of clients we will attract. For a further discussion of our initial operations, plan of operations, growth strategy and marketing strategy see the below section entitled “Description of Business”.

Neither the Company nor any Director or Officer nor any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Elvictor Group, Inc. became a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a (2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY FINANCIAL INFORMATION

The following tables summarize our financial data for the periods presented and should be read together with the sections of this prospectus entitled “Risk Factors,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as our financial statements and related notes appearing elsewhere in this prospectus. We derived the summary financial information for the period ended December 31, 2019 and December 31, 2018 from our audited financial statements and related notes appearing elsewhere in this prospectus. Our historical results are not necessarily indicative of the results we expect in the future.

As shown in the financial statements accompanying this prospectus, Elvictor Group, Inc. has had no minimal revenues to date and has incurred only losses since its inception. The Company has operations related to the development of the business and building our customer base and network of providers but has been issued a “going concern” opinion from our accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

SUMMARY OF THIS OFFERING

The Issuer	Elvictor Group, Inc. is a Nevada Corporation

Securities being offered	Up to 1,658,605 shares of Common Stock. Our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type	The Offering is being made on behalf of those 32 “Selling Shareholders” identified herein.

Per Share Price	$0.40, or at a market price at such time as the Company’s stock is trading on OTCQB or other national exchange

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 20,781,700 shares of Common Stock issued and outstanding as of the date of this offering, held by 41 shareholders, 20,000,000 of which are held by our founders.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $10,000.00.

Net Proceeds to the Company	The Company will receive no proceeds of the sale of the Shares.

Risk Factors	An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under the “Risk Factors” section herein and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE COMPANY

Our independent auditors have issued an audit opinion for Elvictor Group, Inc. that includes a statement describing our going concern status. Our financial status creates doubt whether we will continue as a going concern.

As described in Note 3 of our accompanying financial statements, our auditors have issued a going concern opinion regarding the Company. This means there is substantial doubt we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty regarding our ability to continue in business. As such, we may have to cease operations and investors could lose part or all of their investment in the Company.

We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

We were incorporated on November 3, 2017 and have realized no revenues. Although we have been operating to build the business of the company, we do not have sufficient history upon which an evaluation of our future success or failure can be made. Our net loss since inception to December 31, 2019 was $104,743, of which approximately $68,000 is for professional fees in connection with this Offering. Our net loss for the year ended December 31, 2018 was $85,164. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

•	The completion of this Offering;
•	Our ability to attract customers;
•	The ability of our network to grow.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating sufficient revenues. We cannot guarantee that we will be successful in generating sufficient revenues in the future. In the event the Company is unable to generate sufficient revenues, it may be required to seek additional funding. Such funding may not be available or may not be available on terms that are beneficial and/or acceptable to the Company. In the event the Company cannot generate sufficient revenues and/or secure additional financing, the Company may be forced to cease operations and investors will likely lose some or all of their investment in the Company.

We do not have any additional source of funding for our business plans and may be unable to find any such funding if and when needed, resulting in the failure of our business.

Other than the shares offered by this Prospectus, no other source of capital has been identified or sought. However, our directors have indicated a willingness to loan funds as needed during the start-up phase of our operations to cover any short-fall in funds required to pay for offering costs, filing fees, and correspondence with our shareholders. However, our directors have not guaranteed any loans to cover a shortfall in funds should this offering fail.  As a result, we do not have an alternate source of funds should we fail to complete this Offering. If we do find an alternative source of capital, the terms and conditions of acquiring such capital may result in dilution and the resultant lessening of value of the shares of stockholders.

If we are not successful in raising sufficient capital through this Offering, we will be faced with several options:

1.	abandon our business plans, cease operations and go out of business;

2.	continue to seek alternative and acceptable sources of capital; or

3.	bring in additional capital that may result in a change of control.

In the event any of the above circumstances occur, you could lose a substantial part or all of your investment.  In addition, there can be no guarantee that the total proceeds raised in this Offering will be sufficient, as we have projected, to fund our business plans or that we will be profitable.  As a result, you could lose any investment you make in our shares.

We possess minimal capital, which may severely restrict our ability to develop our services.  If we are unable to raise additional capital, our business will fail.

We possess minimal capital and must limit the amount of marketing we can perform with respect to our services. We feel we require a minimum of $250,000 to provide sufficient capital to fully development our business plan for the next 12 months. Although we believe that we will be able to generate sufficient cash flow to cover our costs, our limited marketing activities may not attract enough paying customers to generate sufficient revenue to operate profitably, expand our services, implement our business plan or continue operating our business. Our limited marketing capabilities may have a negative effect on our business and may cause us to limit or cease our business operations, which could result in investors losing some or all of their investment in the Company.

Because our Officers and Directors have other outside business activities and will have limited time to spend on our business, our operations may be sporadic, which may result in periodic interruptions or suspensions of operations.

Because our officers and directors have other outside business activities and will only be devoting between 50%-80% of their time, or 20-80% hours per week each to our operations, our operations may be sporadic and occur at times which are convenient to each respective officer and Director. In the event they are unable to fulfill any aspect of his duties to the Company, we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

Our business model requires the use of outside personnel, who may not be available when needed.

The Company seeks to grow its business in international business development while maintaining a low cost of operations. The Company will not retain any employees, and instead hire a group of independent contractors on an as needed basis. If we are unable to hire the required talent, it may have a negative effect on our ability to implement our business plan. In such an event, we may be required to change our business plan or curtail or delay implementation of some, or all, of our business plan.

Our controlling stockholders have significant influence over the Company.

As of March 20, 2020, our board of directors and management hold approximately 95% of the outstanding voting rights. As a result, the members of the board of directors and the executive team possess significant influence over our affairs. Their stock ownership and positions as management may have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could materially and adversely affect the market price of our common stock.

Minority shareholders of Elvictor Group, Inc. will be unable to affect the outcome of stockholder voting as long as the founders retain a controlling interest.

Having only five directors limits our ability to establish effective independent corporate governance procedures and increases the control of our president over operations and business decisions.

We have five directors, four of which are also officers of the Company. Accordingly, we cannot establish board committees comprised of independent members to oversee functions like compensation or audits.

Until we have a larger board of directors that would include some independent members, if ever, there will be limited oversight of our principal executive officer's decisions and activities, and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

We have yet to earn revenue and our ability to sustain our operations is dependent on our ability to raise financing.

We have accrued net losses of $104,743 for the year ended December 31, 2019 and have only generated $473 in revenues for year ended December 31, 2019. Our future is dependent upon our ability to obtain financing and upon future profitable operations in development of our business. Further, the finances required to fully develop our plan cannot be predicted with any certainty and may exceed any estimates we set forth. If we fail to raise sufficient capital when needed, we will not be able to complete our business plan. As a result, we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant's comments when determining if an investment in Elvictor Group, Inc. is suitable.

We require minimum funding of approximately $250,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from our officers and directors who have informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, they have no formal commitment, arrangement, or legal obligation to advance or loan funds to the Company. After one year we may need additional financing.

RISKS RELATED TO THIS OFFERING

If we do not file a Registration Statement on Form 8-A to become a mandatory reporting company under Section 12(g) of the Securities Exchange Act of 1934 ("Exchange Act"), we will continue as a reporting company and will not be subject to the proxy statement requirements, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity, all of which could reduce the value of your investment and the amount of publicly available information about us.

As a result of this offering as required under Section 15(d) of the Securities Exchange Act of 1934, we will file periodic reports with the Securities and Exchange Commission for twelve months from the date of effectiveness including a Form 10-K for the year ended 2019, assuming this registration statement is declared effective before that date. We are not required under Section 12(g) or otherwise to become a mandatory Exchange Act filer unless we have more than 2,000 shareholders (of which 500 may be unaccredited) and total assets of more than $10 million after 12 months. If we do not file a registration statement on Form 8-A at or prior to the expiration of the 12 months, we will continue as a reporting company and will not be subject to the proxy statement requirements of the Exchange Act, and our officers, directors and 10% stockholders will not be required to submit reports to the SEC on their stock ownership and stock trading activity.

The shares being offered are defined as "penny stock", the rules imposed on the sale of the shares may affect your ability to resell any shares you may purchase, if at all.

The shares being offered are defined as a "penny stock" under the Securities and Exchange Act of 1934, and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 jointly with spouse, or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker-dealer must make a suitability determination for each purchaser and receive the purchaser's written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may affect the ability of broker-dealers to make a market in or trade our common stock and may also affect your ability to resell any shares you may purchase in this Offering in the public markets.

Market for penny stock has suffered in recent years from patterns of fraud and abuse

Stockholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.  Such patterns include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;

•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;

•	Boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced salespersons;

•	Excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and,

•	The wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequential investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

The shares offered by the Company through this Offering will be sold without an underwriter, and we may be unable to sell any shares.

This Offering is being conducted on a "best-efforts" basis, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell them through our officer and director, who will receive no commissions. He will offer the shares to friends, relatives, acquaintances and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and receiving all of the proceeds from this Offering, we may have to seek alternative financing to implement our business plans.

Since there is no minimum for our Offering, if only a few persons purchase shares they will lose their money immediately without us being even able to develop a market for our shares.

Since there is no minimum with respect to the number of shares to be sold directly by the Company in its offering, if only a few shares are sold, we will be unable to even attempt to create a public market of any kind for our shares. In such an event, it is highly likely that the entire investment of the early and only share purchasers would be lost immediately.

If our registration statement is declared effective, we will be subject to reporting requirements and we currently do not have sufficient capital to maintain this reporting status with the SEC.

If our registration statement is declared effective, we will have a reporting obligation to the SEC. As of the date of this Prospectus, the funds currently available to us will not be sufficient to meet our reporting obligations. If we fail to meet our reporting obligations, we will lose our reporting status with the SEC. Our management believes that if we cannot maintain our reporting status with the SEC, we will have to cease all efforts directed towards developing our company. In that event, any investment in the company could be lost in its entirety.

Our status as an "emerging growth company" under the JOBS Act Of 2012 may make it more difficult to raise capital when we need to do it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company," and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

We will not be required to comply with certain provisions of the Sarbanes-Oxley Act for as long as we remain an "emerging growth company."

We are not currently required to comply with the SEC rules that implement Sections 302 and 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal controls over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with certain of these rules, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. Though we will be required to disclose changes made in our internal control procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company" as defined in the JOBS Act.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

Reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors.

As an "emerging growth company", we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will incur ongoing costs and expenses for SEC reporting and compliance, without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $43,000.00 cost of this Registration Statement to be paid from our cash on hand. Going forward, the Company will have ongoing SEC compliance and reporting obligations, estimated as approximately $90,000 annually. Such ongoing obligations will require the Company to expend additional amounts on compliance, legal and auditing costs. In order for us to remain in compliance, we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares you may purchase, if at all.

Our management currently own 94.76% of the voting rights of the Company.

Presently, the Company's board of directors and management own 94.76% of the voting rights afforded shareholders. Because of such ownership, investors in this Offering will have limited control over matters requiring approval by the Company’s shareholders, including the election of directors. Because there is no minimum amount required to be raised under this Offering, there is no guarantee that our current Shareholders, officers, and directors will own less than a majority of the issued and outstanding shares after the completion or termination of this Offering. Even if our current officers and directors do own less than a majority of our issued and outstanding shares of common stock following this Offering, they may still remain the single largest beneficial owners of our issued and outstanding shares of common stock. In addition, certain provisions of Nevada State law could have the effect of making it more difficult or more expensive for a third party to acquire, or from discouraging a third party from attempting to acquire, control of the Company. For example, Nevada law provides that approval of a majority of the stockholders is required to remove a director, which may make it more difficult for a third party to gain control of the Company. This concentration of ownership limits the power to exercise control by the minority shareholders.

Our directors and officers will control and make corporate decisions that may differ from those that might be made by the other shareholders.

Due to the controlling amount of their share ownership in our Company, our directors will have a significant influence in determining the outcome of all corporate transactions, including the power to prevent or cause a change in control. His interests may differ from the interests of other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Our future results may vary significantly in the future which may adversely affect the price of our common stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our common stock may decline significantly.

We Are Unlikely to Pay Dividends

To date, we have not paid, nor do we intend to pay in the foreseeable future dividends on our common stock, even if we become profitable. Earnings, if any, are expected to be used to advance our activities and for general corporate purposes, rather than to make distributions to stockholders. Prospective investors will likely need to rely on an increase in the price of Company stock to profit from an investment. There are no guarantees that any market for our common stock will ever develop or that the price of our stock will ever increase. If prospective investors purchase Shares pursuant to this Offering, they must be prepared to be unable to liquidate their investment and/or lose their entire investment.

Since we are not in a financial position to pay dividends on our common stock, and future dividends are not presently being contemplated, investors are advised that return on investment in our common stock is restricted to an appreciation in the share price. The potential or likelihood of an increase in share price is questionable at best.

If we have less than 300 record shareholders at the beginning of any fiscal year, other than the fiscal year within which this registration statement becomes effective, our reporting obligations under section 15(d) of the Exchange Act will be suspended.

There is a significant risk that we will have less than 300 record shareholders at our next fiscal year end and at the conclusion of this Offering. If we have less than 300 record shareholders and have not filed a registration pursuant to 8A of the Exchange Act, our reporting obligations under Section 15(d) of the Exchange Act will be suspended, and we would no longer be obligated to provide periodic reports following the Form 10-K for the fiscal year end immediately following this Offering. Furthermore, if, at the beginning of any fiscal year, we have fewer than 300 record shareholders for the class of securities being registered under this registration statement, our reporting obligations under Section 15(d) of the Exchange Act will be automatically suspended for that fiscal year. If we were to cease reporting, you will not have access to updated information regarding the Company's business, financial condition and results of operation.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the selling shareholders’ shares of common stock registered herein.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

DILUTION

There will be no dilution as a result of this offering.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

This Prospectus relates to the resale of 1,658,605 shares of common stock by the selling stockholders. The table below sets forth information with respect to the resale of shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of common stock by the selling stockholders for shares currently outstanding. Except as described in footnotes below, none of the selling stockholders have had a material relationship with us since our inception.

Selling Shareholders

Name	Common Stock Beneficially Owned Before Resale	Amount Offered (Assuming all shares sold separately)	Common Stock Beneficially Owned After Resale
Robert Brown	45,000	45,000	--
Eleftherios Kontos	2,555,000	190,441	2,354,559
Dimitrios Agapitos	20,000	20,000	--
Panagiotis Avramidis	40,000	40,000	--
Savvas Dimopoulos	20,000	20,000	--
Theodoros Giamias	5,000	5,000	--
Nikolaos Zavras	60,000	60,000	--
Eilers Law Group P.A.[1]	100,000	100,000	--
Georgios Tzevachiridis	60,000	60,000	--
Georgios Kaloritis	16,000	16,000	--
Vasileios Iliopoulos	10,000	10,000	--
Alexandros Galanakis	5,000	5,000	--
Georgios Galanakis	5,000	5,000	--
Christos Soultatis	10,000	10,000	--
Grigorios Koutsoliakos	4,200	4,200	--
Dimitrios Kalosakas	4,000	4,000	--
Soslan Chkhaidze	20,000	20,000	--
Loukas Moschos	50,000	50,000	--
Maria Petraki	50,000	50,000	--
Aikaterini Pagoni	10,000	10,000	--
Georgios Moschonas	4,000	4,000	--
Foteini Chalamandari	4,000	4,000	--
Alexandros Ntoutsoulis	6,000	6,000	--
Areti Magaliou	4,200	4,200	--
Seatrix, S.A.	35,000	35,000	--
Panagiotis Salpigktis	14,000	14,000	--
Dimitrios Pourdalas	100,000	100,000	--
Shelly Cruz	5,000	5,000	--
Panagiotis Lazaretos	6,851,000	190,441	6,660,559
Panagiotis Tolis	6,100,000	190,441	5,909,559
Theofylaktos Petros Oikonomou	3,000,000	190,441	2,809,559
Sotirios Foutis	1,255,000	190,441	1,064,559

TOTAL:	20,467,400	1,658,605

______________________

[1] William R. Eilers

All shares included in the original registration statement were purchased pursuant to a private placement under Regulation S or Regulation D for a purchase price of $0.20 and $0.25 per share, except our founders’ and network participants who were issued shares in accordance with Section 4(a)(2). Those shares being registered after the register were issued pursuant to private placement subscription agreements under Regulation S for a purchase price of $0.50 per share, for services rendered under Section 4(a)(2), or were transferred in private transactions.

Upon the effectiveness of this Registration Statement, the 18,708,795 outstanding shares of common stock not registered herein, will be subject to the resale provisions of Rule 144. The 1,658,605 remaining shares offered by the selling stockholders pursuant to this Prospectus may be sold by one or more of the following methods:

·	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

·	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

·	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

·	an exchange distribution in accordance with the rules of the applicable exchange;

·	privately-negotiated transactions; or

·	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share.

The Selling Security Holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this Prospectus. However, the holders of the restricted stock that are all parties to a Shareholders’ Agreement that further limits their ability to sell.

Our common stock is currently traded on OTCPink under the symbol ELVG. However, as of today we have not had any shares traded.

The Offering price of the shares has been arbitrarily determined by us based on estimates of the price that purchasers of speculative securities, such as the shares offered herein, will be willing to pay considering the nature and capital structure of our Company, the experience of the officers and Directors, and the market conditions for the sale of equity securities in similar companies. The Offering price of the shares bears no relationship to the assets, earnings or book value of our Company, or any other objective standard of value. We believe that only a small number of shares, if any, will be sold by the selling shareholders, prior to the time our common stock is quoted on the OTCQB at which time the selling shareholders will sell their shares based on the market price of such shares. The Company is not selling any shares pursuant to this Registration Statement and is only registering the re-sale of securities previously purchased from us.

The Selling Security Holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Security Holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

The anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of Common Stock by the Selling Security Holders. Additionally, there are restrictions on market-making activities by persons engaged in the distribution of the shares. Neither Selling Security Holders nor their agents shall bid for, purchase, or attempt to induce any person to bid for or purchase shares of our Common Stock while they are distributing shares covered by this Prospectus.

Accordingly, the Selling Security Holders are not permitted to cover short sales by purchasing shares while the distribution is taking place. We will advise the Selling Security Holders that if a particular offer of Common Stock is to be made on terms materially different from the information set forth in this Plan of Distribution, then a post-effective amendment to the accompanying Registration Statement must be filed with the Securities and Exchange Commission.

Broker-dealers engaged by the Selling Security Holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Security Holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. It is not expected that these commissions and discounts will exceed what is customary in the types of transactions involved.

 The Selling Security Holders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Therefore, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

•	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

•	contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

•	bid and offer quotations for the penny stock;

•	details of the compensation of the broker-dealer and its salesperson in the transaction;

•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date this Registration Statement is declared effective by the SEC and continue for a period of 365 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 200,000,000 shares of Common Stock, $0.0001 par value per share.

The holders of our Common stock:

1.	Have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors

2.	Are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs.

3.	Do not have the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights.

4.	Are entitled to one non-cumulative vote per share on all matters on which shareholders may vote, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s Articles of Incorporation authorizes to issue up to 100,000,000 Preferred Shares. We have designated exactly 80,000,000 shares of Series A Preferred stock of which 80,000,000 are currently issued and outstanding. The Series A Preferred Stock converts into common stock at a ratio of 1:1, upon the Company meeting certain revenue thresholds or is otherwise automatically redeemed. The Series A Preferred Stock votes along side the common stock of the Company and has one vote per share. The specific designation of our Series A Preferred Stock can be found in the designation filed as an exhibit to our Form 8-K filed on October 10, 2019.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

The Company has engaged Globex Transfer, LLC as our transfer agent.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Eilers Law Group, P.A., our legal counsel, currently holds 100,000 shares of restricted common stock issued for services rendered.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE FINANCIAL STATEMENTS OF Elvictor Group, Inc. AND THE NOTES TO FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

Elvictor Group, Inc. f/k/a Thenablers Inc. (“Elvictor Group Inc.” or the “Company”) was incorporated in the State of Nevada on November 3, 2017, and our fiscal year end is 12/31. The Company’s administrative address is 30 Wall Street, 8th Floor, New York, NY. Our telephone number is +1 (646) 491-6601.

Elvictor Group Inc. is an International Business Development Organization focused in the Design and Execution of New Market Strategies.

Elvictor Group Inc.’s vision is to become one of the most admired organizations in its sector, in the world, providing exceptional Customer Experience, Strategy Design and Implementation through Talent and Innovation. Its mission is to enable companies expand their international coverage through a variety of services to be applied in each of the 3 stages of international expansion:

Development Stage	Execution Stage	Sustaining Stage
▪ Strategy Design	▪ Trade Agency	▪ Sales & Marketing
▪ Product Development	▪ Master Distributorship	▪ Human Resources
▪ Pricing	▪ Mergers & Acquisitions	▪ Project Financing

Targeting the Small/Medium Enterprises sector, Elvictor Group Inc. identify companies with Products, Technologies and Services that are exhibiting high growth potential and international applicability, with the purpose of developing and executing their international expansion strategies.

	Products	Technologies	Services
Why	Focus on Consumer Products that are on launch or early-post-launch status and applicability in several markets	Focus on Technological Solutions that are developed for B2B sector with primary (but not limited) focus on Retail sector	Focus on Service Providers that have proven success record in operating in their market
How	The main objective of product producers, at launch stage, is to penetrate their production market. Offering a low cost, geographical expansion solution will result to better terms and quick contract acquisition	The Retail sector and specifically Modern Trade is standardized amongst markets and good technological solutions are applicable independent of the general market maturity	Despite being in a leading position in their service area, in their markets, such companies do not have the know-how in expanding internationally through partnerships that require advanced models
What	Acquire Exclusive Distributor rights for selected markets Acquire Exclusive Agent rights for selected markets Target to acquire a combination of the above	Acquire Exclusive Distributor rights for selected markets	Acquire Exclusive Agent rights for selected markets

Elvictor Group Inc. has nominal revenues to date and has only limited cash on hand. We have sustained losses since inception and have relied solely upon the sale of our securities for funding.

Elvictor Group Inc. has never declared bankruptcy, been in receivership, or involved in any kind of legal proceeding. The Company, its directors, officers, affiliates, and promoters, have not and do not intend to enter into negotiations or discussions with representatives or owners of any other businesses or companies regarding the possibility of an acquisition or merger.

Industry Overview

“New markets entry” may represent unprecedented business potential for a company but the risk of disruptions might be high. Even companies with significant international coverage, struggle in maximizing their potential given the continuous changing market conditions (consumer behavior, local competition etc.). Moreover, companies that start evaluating expanding internationally, are faced with dealing with the unknown of different cultures, local market idiosyncrasies and, most importantly, significant cash flow requirements.

Furthermore, companies from emerging markets encounter additional challenges pertaining to entering new, more developed markets (added costs, proving credibility, transparency and sustainability, etc.). However, such companies may have great benefits in the long run given their low operating cost and superior offerings.

Providing outsourcing solutions for International Expansion has become an increasing requirement in the recent years as the cost of performing such expansion with internal resources of a company are very costly and quite inefficient.

Current Operations

Elvictor Group Inc. current operations are focused on the following 4 pillars:

1.	Building awareness on the scope and potential of Elvictor Group Inc. by engaging with people/companies with influences in various countries

2.	Development of the network of representative companies that will assist in the acquisition and execution of multi-country contracts

3.	Evaluation of existing contracts within the representatives’ network that have high revenue/profit potential and can be acquired at good terms by Elvictor Group Inc.

4.	New contract acquisition efforts from identified companies

Our initial revenues were derived from that certain Consulting Services Agreement, dated May 7, 2018, between the Company and Thenablers Ltd., an entity controlled by our CEO Panagiotis Lazaretos, whereby the Company will provide services related to the sales and marketing of “SILBERPFEIL” energy drinks in Cyprus and Greece. As a commission fee for the services, the Company will earn a commission equal to a minimum of one point two cents ($0.012) and a maximum of ten cents ($0.10) per can sold by Thenablers Ltd. in Cyprus and Greece. There was also a one-time fee of $3,000 for setting up the sales and marketing materials. Due to lack of funding to cover costs of staff and general working capital, we were not as successful as we had projected regarding SILBERPFEIL. However, we will continue to explore the opportunity as capital becomes available, either through raising additional funds, or through cashflows derived from other segments of our business. The contract remains with Thenablers, Ltd.

The Greece and Cyprus agreements are Exclusive Distribution contracts. The distribution contracts have a five-year term for providing sales and services, targeting a ten percent (10%) penetration into the respective territory’s energy drink market. If we meet our distribution targets, our revenues should be approximately $1,300,000 to $1,500,000 in year 5 (2022) in each of the contracts with 5% gross profitability. For more details regarding the terms of these agreements, please refer to our exhibits.

Under a previous agency agreement in Mexico, we had a nine-month period to identify Mexican distributors. If successful, the Company would have received a fee at closing and a percentage-based commission on the sales volume between the identified distributor and the SILBERFEIL, for as long as the relationship is in existence. This agreement is no longer in existence.

We currently have a contract with GBR GERMAN UG Constructions GmbH for the sales of pre-fabricated homes made from shipping containers, with exclusive rights for distribution in Zambia and India. We currently have no sales from this agreement. However, due to a slow down in expansion plans, GBR GERMAN UG Constructions GmbH has been unable to provide sufficient inventory that would justify our continued operations with them.

On October 10, 2019, the Company consummated a transaction with the principals of Elvictor Group, a Cyprus based shipping crew management company to expand upon their relationships and contracts. Due to a lack of capital to purchase contracts from Elvictor directly, the Company’s management team determined that a hybrid joint venture arrangement would provide the most ideal relationship for all parties. The principals of Elvictor purchase 100% of our newly designated Series B Preferred Stock that upon meeting certain revenue thresholds, shall convert into 80,000,000 shares, adjusted per the scales described in the designation and were granted control of the Board of Directors. Management determined that if the Company’s assumption of crew management operations is successful, it would represent a much greater share of the Company’s revenues than are currently available, meriting the change in control. However, in the event that new management is not successful in creating significant value to shareholders and the Company, the founders of the Company have to ability to regain overall control of the Company. Panagiotis Lazaretos, Pangiotis Tolis, and Theofylaktos Petros Economou shall remain as executives of the Company, being the Chief International Development Officer, Chief Investor Relations Officer, and the Chief Financial Officer respectively. This will allow the Elvictor principals to manage operations of crew management contracts, while Panagiotis Lazaretos can focus on expansion and investment opportunities for both crew management operations and continue to explore other opportunities within Thenablers Network. Panagiotis Tolis will help manage reporting and compliance responsibilities of the Company. In addition, the Company’s Board is currently deliberating on chartering an advisory board, which will include members of our previous management team.

Building off of the experience of our Director and Chief International Development Officer, Panagiotis Lazaretos, our Network, and combining it with the proven track record of crew management and over 40 years of experience in the shipping world, we believe that we can expand on the success of the Elvictor business model while providing an added value to the overall business plan.

Network

Thenablers Inc. has developed a collaboration framework with local business development companies in key global markets to ensure sufficient coverage potential for its clients. Such companies will act as Elvictor Group Inc. representatives with the main objectives of (a) acquiring new client contracts on behalf of Elvictor Group, Inc and (b) executing, in their country, already secured contracts by Elvictor Group Inc. The network members act as sales representatives for the Company. The strength of Elvictor Group, Inc. is in our diversified and locally based network members. This provides a lower barrier of entry and allows us to manage our resources more efficiently with lower costs.

Americas	Europe	Asia	Oceania
▪ Belize ▪ Costa Rica ▪ El Salvador ▪ Guatemala ▪ Honduras ▪ Nicaragua ▪ Panama	▪ Bulgaria ▪ Cyprus ▪ Czech Rep ▪ Greece ▪ Romania ▪ Slovakia ▪ Turkey	▪ China ▪ Hong Kong ▪ Macau ▪ Taiwan	▪ Australia

Marketing Strategy

Elvictor Group Inc. have developed a solid 6-pillar marketing strategy to boost corporate awareness and increase revenues:

1.	Network Marketing

Having developed a significant network of collaborating companies (as above), we have to seize the opportunity of integrating such companies under one marketing strategy and thus multiply our reach potential

2.	Thought Leadership (content marketing)

Given the vast experience of the ELVICTOR GROUP Inc. shareholders and executives in International Business we plan to issue monthly web articles on success stories, best practices and lessons learned from different regions of the world that will position us as experts in our sector

3.	Referral Programs

Taking advantage of our network that covers 19 markets, we have the ability to use “word of mouth” and innovative incentive mechanisms to generate awareness for the ELVICTOR GROUP Inc. name, capabilities, and way-of-working

4.	Earned Media and PR

We plan to utilize our business seniority and local market connections in each market to gain media and brand exposure at no cost by emphasizing our business model and success stories that are a clear differentiator from competition.

5.	Networking Events

It is part of our strategy to allocate regional travel for networking events where we would have the ability to integrate and connect with senior management of target clients. Our representatives will be part of the organization and execution of such events

6.	Social Media, SEO and Retargeting

Utilizing online methodologies to attract customers has become a standard and cost-efficient process these days, and we plan to select a partner firm that will help us position efficiently and differentiate from competition our service offerings

Growth Strategy

Elvictor Group Inc.’s growth strategy is geared towards significantly (in the short term) and continuously (in the long term) increasing market share under a methodology that ensures sustainability, by:

1.	Keep increasing the network of collaborating companies

2.	Enhance infrastructure to manage and get the most out of the network of collaborating companies

3.	Utilize local know how to develop global solutions

4.	Build Mechanisms to attract and maintain talent

5.	Be socially responsible by engaging our clients and ourselves in selected charity programs

6.	Diversify in services offered and clients’ sectors targeted.

Competition

Two main tiers of competition exist in the Outsourcing of International Expansion business:

1.	Global Consulting firms

Leading companies like Boston Consulting Group, Bain Associates, etc., are linked with large multinational clients under multi-service agreement. As part of their service line they offer “International Expansion / New Market Entry Strategies” but they are not considered a threat to Elvictor Group, Inc. since our targeted client list refers to small/medium enterprises that cannot afford the high pricing schemes such consulting firms offer.

2.	Local Consulting Firms

In every market, there are several well perceived local firms that provide management consulting services at the market level. In the case that one of their clients requests assistance in entering new markets, such firms may take the task but hardly execute the “implementation phase” as they do not have the presence or required contacts in global markets. They do pose a threat though, as they are well positioned to get the business.

The following SWOT Analysis describes the competitive advantages Elvictor Group, Inc. has in entering the Outsourcing of International Expansion business over competition:

Strengths

▪    Key shareholders and executives with over 15 years of experience in designing and executing multi-country strategies for their clients

▪    Good geographical coverage that is an asset in the effort of acquisition and execution of contracts

▪    Ability to grow the collaborating network / geography with no major investment

▪    Ability to manage the contracts and collaborating network with low operating cost and low number of human resources

Weaknesses	▪ Local collaborating network might not have adequate resources and/or time to execute contracts at proper speed
Opportunities

▪    Small / medium enterprises do not have funds to contract large consulting firms to help them expand internationally

▪    Ease of expanding geographical coverage can give quicker access to more small / medium enterprises that are aiming to expand internationally

▪    There is no clearly defined competition for the small / medium enterprises sector other than local consulting companies with no international experience

Threats	▪ New contract acquisition might be slow, and the business does not have startup sustainability ▪ Local consulting firms well positioned to get the business but hardly execute the implementation phase

Talent Sources and Names of Principal Suppliers

Previously, the Company relied heavily on the expertise and experience of our founders for driving our business. However, with the addition of the crew management operations, a large segment of our operations will rely upon the experience and expertise of our new management team, which will be enhanced by the experience of our founders. As we are effectively a consultancy, we do not rely on suppliers for operations. However, we do require the skills and network of our Directors and Officers to grow the business, particularly in our early stages. We have established a collaboration network of eight independent consulting firms that will allow us to provide coverage potential to our clients and our own in house operations in 19 countries in four continents. We rely on the expertise and abilities of each network member in their own capacity.

Dependence on one or a few major Customers

Currently, we will be relying upon our crew management operations to provide cashflows to support itself, general and administrative costs, and expansion of other business segments.

Patents, Trademarks, Licenses, Agreements or Contracts

We don’t have current intellectual property.

Government Regulation

Elvictor Group, Inc. is not currently subject to direct federal, state, or local regulation other than the requirement to have a business license for the area in which we conduct business. However, depending on our customers and the products or services that they sell, we may become subject to additional government regulations in the future.

Employees and Consultants

Elvictor Group, Inc. currently has no employees except our management team. As our crew management operations expand, we will quickly require additional administrative and sales personnel.

Crew Management Services

With the onboarding of the Elvictor name brand and team, we look to grow our crew management division by providing new markets to the already established expertise of our management team in the market of international crew management. Our main scope will be focused on artificial intelligence application on our cloud systems in order to enhance our competitive innovative toolbox and increasing our service value and transparency of services for acquiring sophisticated clients and increasing our global competitive value advantage. Furthermore, we consider the possibility of risk averse expansion of the Company through carefully selected perpendicularly or horizontally integrated acquisitions, minority or majority stake holding, in shipping management and services companies. In addition, we may look to explore additional opportunities related to lending and investment directly to ship operators in order to build our assets and provide new solutions for ship operations. We seek to develop a self – sustained company by continuously increasing the revenues streams from growing clientele and from varying investments.

Current Operations

Currently, we are in the process of onboarding new clients and have yet to see revenues generated from these operations, as we want to ensure the most efficient corporate structure. Our focus is on improving recruitment models based on what we have determined to be short comings of current recruitment models. In addition, we believe the opportunity is ripe for change and innovation, as the industry currently faces a shortage of seafaring labor. These shortages along with deficiencies in recruiting metrics lead to accidents. Currently, 80% of maritime accidents can be attributed to some form of human error. We look to cease upon these deficiencies to improve crew management overall and minimize the operating expenses and risks of the ship managers. We strongly believe that the game changer will be not only to recruit seafarers and provide skillful crew, but also to provide operational efficiency, cost and risk minimization, transparency of services, and information intelligence.

Competition and Landscape

Most of the large competitors are ship managers that do not provide offering crew management services exclusively.

Shipping is largely ethnocentric in nature and cultural norms largely govern the nature of relationships between parties. Transparency of procedures and operations is a key purchasing criterion that principals adopt when choosing crew services. We believe that the Company’s digitalization philosophy goes to provide this this transparency in ways the industry currently doesn’t have.

There are numerous small size manning agencies situated only in their countries of domicile (Ukraine, Sri-Lanka, Philippines, etc.), trying to approach global ship managers by providing under below market fees. Ship managers exploit the opportunity of being serviced at a lower price. However, it has been shown that in the long run, these local manning agencies do not possess the know-how and the capacity to serve their clients due to the complicated recruitment logistics, and due to the high demands of the clients. This creates complications for the ship manager’s own crew department that should handle various manning agencies, while also managing varied jurisdictional requirements, differing application forms, and multi-lingual communications to coordinate and control the overall recruitment. This complexity often times results in non-compliance with large ship owners and shippers, Institute of Supply and Demand (ISM) non-compliance, and may result to vessel detentions and rising claims.

Elvictor’s competitors have recently lost part of their fleet under management since they are characterized by the lack of IT innovation (while using outdated software solutions from software companies that have boxed the crewing business into a software that cannot be integrated with external applications) and by the low pricing and discount offers they provide that has proven to have an immediate impact on their quality of services.

If we are to classify our competitors, they can be segmented in two broad categories:

a)       Simple manning / crew management companies which provide isolated services encompassing ship personnel without expanding to more complicated logistics that are complementary to the recruitment process. These companies fail consistently to provide qualitative crew and cope with the complexity of the crew recruitment logistics/operations, due their small size and limited resources/reach. It is a fact that they lack digital organization, cutting edge connectivity, logistical know-how. Many of these companies are short lived, and those that survive do so due to below the market fees structure to secure clientele and complement their revenues with unethical and non-transparent strategies.

b)       Organizations which are supported by private funds and/or financial institutions mandated to invest in vessel acquisitions in exchange for crew, technical and overall ship management. These organizations form the top tier of the global competitors, who in turn fail due to their size and over complicated internal structure, which borne convoluted lines of communication and conflicting internal politics all at the expense of operational efficiency. Many Ship Owners/Managers resort to services from these large organizations believing that they are one-stop-shop, but ultimately the trade-off is in personal service and again lack-of-transparency due to a black-box service structure.

Our Company’s competitive advantages are:

a)       Bespoke service structure tailor-made to the specific requirements of ship owners/managers making our IT infrastructure customized to the specific requirements as stipulated during our day-to-day collaboration.

b)       The Company’s intranets provide a transparent and interactive ecosystem, bringing all parties (Ship Owner/Manager, Seafarer, Manning Office, Crew Manager) together to perform accurate and timely operations that are dictated by the Ship Owner’s/ Managers ISM Policy and procedures. This is attained by morphing the Ship Owner’s/ Managers ISM Policy and procedures into Elvictor’s online systems.

As a starting point, we plan to build from existing relationships with the Elvictor team, which have been created over 45 years of experience in the industry, which will allow the company to establish itself with little pressure from the markets. As we begin to grow our operations and venture into new products and solutions, we anticipate competitive pressures to increase, particularly from established firms that find our solutions disruptive.

Government Regulation

As crew management service providers, we are not directly governed by governmental regulators. However, we must, at all times, remain diligent in keeping abreast of changes in labor regulations, maritime regulations, and other trade regulations that affect our customers. In addition, as we begin to roll out additional products and solutions, we may find certain aspects of our operations fall under regulatory regimes governing the specific products or the Company as a whole. For example, if we begin to explore providing financial products, we may fall under certain banking or securities regulations. If our assets base meets certain thresholds of investment, we may be subject to Investment Company Act regulatory requirements.

Employees and Consultants

Elvictor Group, Inc. currently has no employees except our management team. As our crew management operations expand, we will quickly require additional administrative and sales personnel. Theofylaktos Petros Oikonomou, our CFO, currently receives $2,000 per month, but there is no formal agreement at this time. Konstantinos Galanakis, our CEO, is currently accruing salary at $3,000 per month, to begin receiving regular payments beginning in June 2020. Mr. Galanakis does not currently have a formal employment agreement.

DESCRIPTION OF PROPERTY

The Company’s principal business and corporate address is 30 Wall Street, 8th Floor, New York, NY. The space is being provided through a lease agreement with a monthly cost of $50. The office is a virtual office for the purpose of providing a consistent point of contact for communications with the public and the shareholders of the Company. Day to day operations are performed by our team via the internet and other means of mobile communication tools which allow us to limit the need for formal space. We currently have no intention of finding another office space to rent during the development stage of the company.

The Company does not currently have any investments or interests in any real estate, nor do we have investments or an interest in any real estate mortgages or securities of persons engaged in real estate activities.

LEGAL PROCEEDINGS

We are not involved in any pending legal proceeding nor are we aware of any pending or threatened litigation against us.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently listed under the symbol ELVG:OTCPink. However, there is no active trading market in our common stock.

The 21,044,100 shares of common stock outstanding as of April 1, 2020, are owned by 67 shareholders and may only be resold in compliance with Rule 144 of the Securities Act of 1933, unless registered under an effective registration statement.

Holders of Our Common Stock

As of the date of this Prospectus statement, we have sixty-seven (67) shareholders.

Registration Rights

We have no outstanding shares of common stock or any other securities to which we have granted registration rights.

Rule 144 Shares

After the date this Prospectus is declared effective, 18,708,795 of our outstanding shares of common stock will be “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has continuously owned shares for a six-month holding period may sell the shares, provided the Company is current in its reporting obligations under the Exchange Act. The shares owned by our officers and directors are considered control securities for the purpose of Rule 144. As such, officers, directors and affiliates are subject to certain manner of resale provisions, including an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock. When these shares become available for resale, the sale of these shares by these individuals, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of the Company's common stock in any market that might develop.

Reports

Following the effective date of this Registration Statement we will be subject to certain reporting requirements and will furnish annual financial reports to our stockholders, certified by our independent accountants, and will furnish un-audited quarterly financial reports in our quarterly reports filed electronically with the SEC. All reports and information filed by us can be found at the SEC website, www.sec.gov.

DIVIDEND POLICY

The Company does not anticipate paying dividends on the Common Stock at any time in the foreseeable future. The Company's Board of Directors currently plans to retain earnings for the development and expansion of the Company's business. Any future determination as to the payment of dividends will be at the discretion of the Board of Directors of the Company and will depend on a number of factors including future earnings, capital requirements, financial conditions and such other factors as the Board of Directors may deem relevant.

SELECTED FINANCIAL DATA AND MANAGEMENT’S DISCUSSION AND ANALYSIS

The following financial information summarizes the more complete historical financial information at the end of this Prospectus.

Management's Discussion and Analysis of Financial Condition and Results of Operations

This section of the Prospectus includes a number of forward-looking statements that reflect our current views regarding the future events and financial performance of Elvictor Group, Inc.

We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;
•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);
•	submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and
•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the officers and directors’ compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Results of Operations

For the years ended December 31, 2019 and 2018, we generated $473 and $3,822 in related party revenues, respectively. Our decrease in revenue is due to our inability to execute the SILBERPFEIL business plan that was operated through Thenablers, Ltd.

Operating Expenses

For the years ended December 31, 2019 and 2018, we incurred $105,216 and $88,986 in operating expenses, respectively. The increase in Operating Expenses is due primarily to an increase in professional fees, professional fees from a related party, salaries of officers, and an increase in general and administrative costs.

Net Loss

For the years ended December 31, 2019 and 2018, we incurred a net loss of $104,743 and $85,164, respectively, or $(0.01) and $(0.00), respectively, per common share. The increase in net loss is due primarily to an increase in total loss from operations.

Liquidity, Capital Resources, and Off-Balance Sheet Arrangements

Liquidity is the ability of an enterprise to generate adequate amounts of cash to meet its needs for cash requirements. We had working capital deficit during the year ended December 31, 2019 of $16,761 compared to $7,786 for the year ended December 31, 2018.

Cash flows for the year ended December 31, 2019

Net cash flow used in operating activities was $63,057 for the year ended December 31, 2019, compared to $71,264 used in operating activities during the year ended December 31, 2018. Our net loss in cash flow for the year ended December 31, 2019 was due to a net loss of $104,743, and an increase in accounts receivable due to related party of $3000, shares issued for service for $26,250, accrued payroll of $1,935, and short-term loan of $10,000.

Net cash flow used in investing activities was $0 for the year ended December 31, 2019, and the year ended December 31, 2018.

Net cash provided by financing activities was $62,922 for the year ended December 31, 2019 and consisted of $(3,078) due to related party, $30,000 from sale of common stock, $30,000 from sale of preferred stock, and $6,000 in subscription receivables. Net cash provided by financing activities was $95,658 for the year ended December 31, 2018 and consisted of $12,318 due to a related party, $77,340 due to the sale of common stock, and $6,000 in subscription receivables.

Cash Requirements

Our management does not believe that our current capital resources will be adequate to continue operating our company and maintaining our business strategy for much more than 12 months. At the date hereof, we have minimal cash at hand. We require additional capital to implement our business and fund our operations.

Since inception we have funded our operations primarily through equity financings and we expect that we will continue to fund our operations through the equity and debt financing, either alone or through strategic alliances. Additional funding may not be available on favorable terms, if at all. We intend to continue to fund our business by way of equity or debt financing until natural revenues can support the Company. If we raise additional capital through the issuance of equity or convertible debt securities, the percentage ownership of our company held by existing shareholders will be reduced and those shareholders may experience significant dilution. In addition, new securities may contain certain rights, preferences or privileges that are senior to those of our common stock. We cannot assure you that we will be able to raise the working capital as needed in the future on terms acceptable to us, if at all.

If we are unable to raise capital as needed, we are required to reduce the scope of our business development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all of your investment.

Plan of Operation

All statements contained in this Prospectus, other than statements of historical facts, that address future activities, events or developments, are forward-looking statements, including, but not limited to, statements containing the word "believe," "anticipate," "expect" and word of similar import. These statements are based on certain assumptions and analyses made by us in light of our experience and our assessment of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance, and that actual results may differ materially from those in the forward-looking statements. Such risks and uncertainties include, without limitation: established competitors who have substantially greater financial resources and operating histories, regulatory delays or denials, ability to compete as a start-up company in a highly competitive market, and access to sources of capital.

The following discussion and analysis should be read in conjunction with our financial statements and notes thereto included elsewhere in this Prospectus. Except for the historical information contained herein, the discussion in this Prospectus contains certain forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. The cautionary statements made in this Prospectus should be read as being applicable to all related forward-looking statements wherever they appear in this Prospectus. The Company's actual results could differ materially from those discussed here.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay for our expenses. This is because we have not generated any revenues and no sales are yet possible. There is no assurance we will ever reach this point. Accordingly, we must raise sufficient capital from other sources. Our only other source for cash at this time is investments by others. We must raise cash to stay in business. In response to these problems, management intends to raise additional funds through public or private placement offerings. At this time, however, the Company does not have plans or intentions to raise additional funds by way of the sale of additional securities, other than pursuant to this Offering.

In order to meet business goals, we must onboard as many crew management contracts as possible.

In the event that we are unable to raise sufficient funds from our Offering, we will endeavor to proceed with our plan of operations by locating alternative sources of financing. Although there are no written agreements in place, additional financing may be available to us through contributions from the officers and directors. While the officers and directors have generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors.

If we become a public entity, subject to the reporting requirements of the Securities Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these accounting, legal and other professional costs would be a minimum of $90,000 in the next year and will be higher, in the following years, if our business volume and activity increases. Increased business activity could greatly increase our professional fees for reporting requirements, and this could have a significant impact on future operating costs. The difference between having the ability to sustain our cash flow requirements over the next twelve months and the need for additional outside funding will depend on how fast we can generate sales revenue.

At present, we only have enough cash on hand to cover the completion of our Offering and maintain filing requirements post effectiveness of this Offering. If we do not build revenue or raise sufficient funds to proceed with the implementation of our business plan, we may have to find alternative sources of funds, like a second public offering, a private placement of securities, or loans from our officers or third parties (such as banks or other institutional lenders). Equity financing could result in additional dilution to then existing shareholders. If we are unable to meet our needs for cash from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue to maintain, develop or expand our operations.

We have no plans to undertake any product research and development during the next 12 months.

Limited Operating History; Need for Additional Capital

There is no historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated minimal revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in developing our website, and possible cost overruns due to the price and cost increases in supplies and services.

While the officer and director has generally indicated a willingness to provide services and financial contributions if necessary, there are presently no agreements, arrangements, commitments, or specific understandings, either verbally or in writing, between the officers and directors and Elvictor Group, Inc. During the first year of operations, our officers and directors will also provide their labor at no charge.

If we are unable to meet our needs for cash through revenues or from either the money that we raise from our Offering, or possible alternative sources, then we may be unable to continue, develop, or expand our operations.

We have no plans to undertake any product research and development during the next twelve months. There are also no plans or expectations to acquire or sell any plant or plant equipment in the first year of operations.

Liquidity and Capital Resources

To meet our need for cash we are attempting to raise money from our Offering. We cannot guarantee that we will be able to sell all the shares. If we are successful, the money raised will be applied to the items set forth in this plan of operations.

Our officers have agreed to advance funds as needed until the public offering is completed or failed. While they have agreed to advance the funds, the agreement is verbal and is unenforceable as a matter of law.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

None.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the name and age of our current director and executive officer, as well as the principal offices and positions he holds. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Other than the officers and directors, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
Konstantinos Galanakis	41	Director/CEO
Christodoulos Tzoutzakis	48	Director/COO
Stavros Galanakis	69	Director
Panagiotis Lazaretos	48	Director, Chief International Development Officer
Panagiotis Tolis	48	Director, Chief Investor Relations Officer
Theofylaktos Petros Oikonomou	50	Chief Financial Officer

All Officer and Directors have held their positions since at least December 31, 2019. The persons named above are expected to hold their offices/positions until the next annual meeting of our stockholders. The officers and directors set forth herein are our only officers, directors, promoters and control persons, as that term is defined in the rules and regulations promulgated under the Securities and Exchange Act of 1933.

No executive officer or director of the corporation has been the subject of any order, judgment, or decree of any court of competent jurisdiction, or any regulatory agency permanently or temporarily enjoining, barring, suspending or otherwise limiting him or her from acting as an investment advisor, underwriter, broker or dealer in the securities industry, or as an affiliated person, director or employee of an investment company, bank, savings and loan association, or insurance company or from engaging in or continuing any conduct or practice in connection with any such activity or in connection with the purchase or sale of any securities.

No executive officer or director of the corporation has been convicted in any criminal proceeding (excluding traffic violations) or is the subject of a criminal proceeding that is currently pending.

No executive officer or director of the corporation is the subject of any pending legal proceedings.

Background Information about Our Officer and Director

Stavros Galanakis – Chairman

Stavros Galanakis is the Founder and Chairman of Elvictor Group, which he founded in 1977. Mr. Galanakis has been a ship owner and ship manager for over 20 vessels, primarily bulk carriers and chemical tankers. He is widely recognized as a pioneer in the field of crewing, having set up the oldest crew services company in Greece, and leading the exploration of new markets when it comes to the supply of labor onboard. During his time with Elvictor Group, he has offered unparalleled solutions to the crewing needs of some of the most reputable ship owners in Greece and abroad, establishing himself as a highly respectable member in the global shipping value network. For such reasons, he was given the honor of the title of Consul General of the Republic of Maldives from 1995 through 2017. His main role as Chairman of Elvictor Group is to safeguard and maintain that all activities of the Group are deployed in purely sustainable, robustly professional, and strictly ethical norms in relation to client-driven activities, as well as ensuring the well-being and fair treatment of seafarers. Mr. Galanakis studied at the University of Athens and is married with three sons and currently resides in Athens, Greece.

Konstantinos Galanakis – Director, CEO

Konstantinos Galanakis is currently the Chief Executive Officer of Elvictor Group, a leading crew management and maritime training service provider. Following a thorough training in various universities and organizations with a dedicated focus and personal interest in mergers and acquisitions, he joined Elvictor Group in 2001. In his current capacity, he is responsible for controlling cross-national operations of Elvictor Group’s business units as well as orchestrating the smooth inter-functional coordination of the Group’s diverse value chain activities. He is widely recognized as one of the pioneers in the field of information technology applications in the field of shipping, and he is fully committed to promoting the agenda of quality and safety onboard ships while still maintaining an active interest in the field of mergers and acquisitions. Mr. Galanakis has a B.B.A, and M.B.A., and master’s degree in Shipping.

Christodoulos Tzoutzakis – Director, COO

Christodoulos Tzoutzakis is currently the Chief Operations Officer of Elvictor Group, a leading crew management and maritime training services provider. He joined Elvictor Group in 2002, and in his current role he focuses on digital transformation of the procedures of a company while refining procedures which try to lower human error and provide customer satisfaction. His involvement with a variety of projects has given him a wide knowledge base of the maritime industry which makes him very versatile when coming up with solutions on how to deal with the challenges found at the intersection of the maritime sector and the human resources sector. Mr. Tzoutzakis has a bachelor’s degree in Computer Science and a master’s degree in Information Management and Analytics. He is married with two children and currently resides in Athens, Greece.

Panagiotis Lazaretos – Director, Chief International Development Officer

Panagiotis Lazaretos has over 15 years of international business development professional experience. Since 2017 Mr. Lazaretos has been a Director for Sales Service International. From 2013 to 2016, Mr. Lazaretos was Regional Director for Field Marketing Services for Adecco Group where he helped launch start up positions in 17 new markets, created a field force of over 2,000 marketers, and met return on investment goals in 3 years. From 2002 to 2013, Mr. Lazaretos was Vice President of International Operations for SPAR Group, a NASDAQ listed company where he was responsible for nine international operations in Canada, Mexico, Turkey, Romania, South Africa, India, China, Japan, and Australia. Prior to becoming Vice President of International Operations, Mr. Lazaretos was Director of Technology for 5 years.

Mr. Lazaretos holds a BS in Computer Science from State University of New York, New York and has attended MBA studies in I.T. at Pace University.

The Company believes that Mr. Lazeretos’ experience as a director of subsidiaries of SPAR Group Inc. (NASDAQ:SGRP) as well as his experience as a manager make Mr. Lazaretos qualified to serve as a Director.

Panagiotis Tolis – Director, Chief Investor Relations Officer.

Panagiotis Tolis brings to the Company over 25 years of banking, finance and business consulting experience. Beginning in 1992, Mr. Tolis worked for almost 12 years with Geniki Bank, S.A. in Athens providing portfolio advice for the bank’s clients. After leaving Geniki Bank, S.A. in 2004, Mr. Tolis joined Bank of Cyprus, PLC as Corporate Relationship Manager providing portfolio management for large companies. In 2007, Mr. Tolis took his talents to Alpha Bank, S.A. in Athens, again managing loan portfolios, while providing supervision to approximately 40 companies during his 2-year tenure. In 2008, Mr. Tolis broke out on his own, providing business and financial services until 2010, when he joined Expense Reductions Analysts, an international firm focused on cost management consulting services for corporate customers. In 2013, Mr. Tolis became a shareholder/partner to Verallis in Athens, again focusing on cost management where he still provides services on a part time basis. From 2012 to 2013, Mr. Tolis also serviced as a Director and Secretary of Prime Real Estates and Development, Inc., now known as Cosmos Holdings, Inc. an OTCQB listed company.

Mr. Tolis holds several degrees and certifications, including an MSc in Financial Management from the University of Surrey, UK, an MSc in Financial Management from the University of Piraeus, Greece, a BS in Operational Research and Marketing from the Athens University of Economics and Business, and a BS in Accounting and Business Administration from the Technological Education Institute of Piraeus, Greece.

Mr. Tolis’ experiences serving as a member of a Board of Directors on a publicly traded company in the US, as well as his extensive understanding of US capital markets make Mr. Tolis a qualified candidate to serve as a Director of the Company. Furthermore, he has extensive experience and expertise in finance and business development as an executive in the banking sector and as a business consultant.

Theofylaktos Petros Oikonomou – Chief Financial Officer

 Petros Economou brings over 20 years of corporate finance, business development and entrepreneurial experience to the Company. Mr Oikonomou began his career in the Greek banking industry in 1997. By 2001, Mr. Oikonomou was a Corporate Account Officer for the Bank of Cyprus, PLC, managing the bank’s portfolio of listed and non-listed companies. In 2005, Mr. Oikonomou joined Hewlett-Packard Hellas where he was a Senior Analyst in the ISE region. In 2007, Mr. Oikonomou broke out on his own providing business development, strategic and corporate management solutions for his business clients. After 3 years he joined Expense Reduction Analysts (currently Verallis), a firm focusing on cost management and procurement services for corporate customers where he was one of its cofounders in Greece.

 In 2013, Mr. Oikonomou left the company and joined A.S.C. Energy, an Oil arbitrage company, as a full time member of their business development team. In 2017, Mr. Oikonomou joined In4Capital, a global funding platform for startups and companies in the United Kingdom, as a Director and Chief Operation Officer.

Mr. Oikonomou holds an MSc in Finance from the Strathclyde Business School, UK, a BA in Economics from the American College of Greece - Deree College and a BSc in Business Administration, Accounting and Financial Management from the Athens University of Economics and Business.

Involvement in Certain Legal Proceedings

To our knowledge, during the past ten years, no present or former director or executive officer of our company:

(1) filed a petition under the federal bankruptcy laws or any state insolvency law, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or present of such a person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer within two years before the time of such filing;

(2) was convicted in a criminal proceeding or named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting the following activities:

(i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director of any investment company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii) engaging in any type of business practice;

(iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodity laws;

(4) was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;

(5) was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law and the judgment in subsequently reversed, suspended or vacate;

(6) was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION AND CORPORATE GOVERNANCE

Summary Compensation Table

During the period from inception (November 3, 2017) to the period ended September 30, 2019, no compensation has been accrued by or paid to:

(i)	any individual serving as Elvictor Group, Inc.’s principal executive officer or acting in a similar capacity during the period ("PEO"), regardless of compensation level;
(ii)	Elvictor Group, Inc.’s two most highly compensated executive officers other than the CEO who (A) served as executive officers at the end of the period and (B) received annual compensation during the last completed fiscal year in excess of $100,000; and
(iii)	up to two additional individuals for whom disclosure would have been provided pursuant to subsection (ii) of this paragraph but for the fact that the individual was not serving as an executive officer of Elvictor Group, Inc. at the end of the period.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Panagiotis Lazaretos	Director, CIDF	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Panagiotis Tolis	Director, CIRF	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Konstantinos Galanakis	Director, CEO	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Thodoris Houliaras (resigned)	Director, CFO	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Christodoulos Tzoutzakis	Director, COO	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Theofylaktos Petros Oikonomou	CFO	2017	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2018	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
		2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Outstanding Equity Awards Since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently do not have any Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Currently we have no independent directors.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Investor Relations Officer, Panagiotis Tolis, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Panagiotis Tolis collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Panagiotis Tolis unless the communication is clearly frivolous.

Code of Ethics

The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

Committees

We do not currently have an audit, compensation or nominating committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of December 31, 2018, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of February 25, 2020, we had 21,044,100 shares of Common Stock issued and outstanding and 80,000,000 shares of Series A Preferred issued and outstanding.

Name of Beneficial Owner	# of Common Stock	# of Series A Preferred	Total Voting Rights(1)
Officers and Directors
Konstantinos Galanakis	0	28,000,000	27.71%
Christodoulos Tzoutzakis	0	0	0.00%
Panagiotis Lazaretos	6,851,000	0	6.78%
Panagiotis Tolis	6,100,000	0	6.04%
Theofylaktos Petros Oikonomou	3,000,000	0	2.97%
Stravos Galanakis(2)	0	51,800,000	51.26%
All Officers and Directors	15,951,000	79,800,000	94.76%
Other Beneficial Holders
Eleftherios Kontos	2,555,000	0	3.51%
Sotirios Foutsis	1,255,000	0	1.24%
Total Other	4,805,000	0	4.76%
Total Beneficial Owners	20,756,000	79,800,000	99.52%

(1)Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(2) 24,000,000 shares are held by Mr. Galanakis’s wife.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On December 11, 2019 the Board of Directors for the Company voted to pay compensation to the Chief Financial Officer, Mr. Chouliaras, in the form of professional fees, the amount of $2,000 per month, retroactively from November 1, 2019 and paid bi-weekly. The total amount of $4540.00 has been paid as of December 31, 2019.

Familial Relationships

Konstantinos Galanakis, our Chief Executive Officer, is the son of Stavros Galanakis, the Chairman of the Board of Directors.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by William R. Eilers, Esq.

EXPERTS

BFBorgers CPA, PC is our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. BFBorgers CPA, PC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to the Company or its stockholders;
•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;
•	under Nevada General Corporation Law for the unlawful payment of dividends; or
•	for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his or her fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his or her fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits. Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended December 31, 2020 and periodic reports on Form 10-Q during that period. We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder. The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Prospectus, except for any information superseded by information in this Prospectus.

This Prospectus incorporates by reference all other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since December 31, 2019; provided that any information in any Form 8-K that is not deemed to be "filed" pursuant to Item 2.02 or 7.01 of Form 8-K shall not be incorporated by reference herein. the documents set forth below that have been filed previously with the SEC. These documents contain important information about our business and finances.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Panagiotis Tolis, our Chief Investor Relations Officer.

INDEX TO FINANCIAL STATEMENTS

ELVICTOR GROUP, INC

Financial Statements

ELVICTOR GROUP, INC

BALANCE SHEET

ASSETS	December 31, 2019 (Audited)	December 31, 2018 (Audited)
Current Assets
Cash	$24,359	24,494
Accounts Receivable Related Party	—	3,000
Loans Receivable Related Party	—	10,000
Total Current Assets	24,359	37,494

Total Assets	$24,359	37,494

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts Payable	$5,500	5,000
Accrued Payroll	1,935	—
Due to related party	163	24,708
Total Liabilities	7,598	29,708

Stockholders’ Equity
Common stock, par value $0.0001; 200,000,000 common shares authorized; 20,781,700 and 20,556,700 common shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	$2,078	2,056
Preferred stock, par value $0.0001; 100,000,000 preferred shares authorized; 80,000,000 and zero preferred shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	8,000	—
Additional paid in capital	210,980	111,284
Accumulated deficit	(204,297)	(99,554)
Subscription receivable	—	(6,000)
Total Stockholders’ Equity	16,761	7,786

Total Liabilities and Stockholders’ Equity	$24,359	37,494

The accompanying notes are an integral part of these financial statements.

ELVICTOR GROUP INC

STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2019 (Audited)	For the Year Ended December 31, 2018 (Audited)

Revenue - Related party	$473	$3,822
Operating expenses
Professional fees	68,000	40,500
Professional fees – Related Party	4,540	—
Salaries - Officers	1,935	—
Stock-based compensation expense	—	24,000
Other general and administrative costs	30,740	24,486

Total operating expenses	105,216	88,986

Loss from operations	(104,743)	(85,164)
Other Income and (Expenses)
Interest expenses	—	—
Total Other Income and (Expenses)	—	—

Net loss before income taxes	(104,743)	(85,164)

Income taxes	—	—
Net loss	$(104,743)	$(85,164)

Net Loss Per Common Stock
- basic and fully diluted	$(0.01)	$(0.00)
Weighted-average number of
shares of common stock outstanding
- basic and fully diluted	20,654,522	20,466,724

The accompanying notes are an integral part of these financial statements.

ELVICTOR GROUP, INC

STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2019 (Audited)	For the Year Ended December 31, 2018 (Audited)
Cash Flows from Operating Activities
Net loss for the period	$(104,743)	(85,164)
Adjustments to reconcile net loss
to net cash used in operating activities
Changes in assets and liabilities
Accounts Receivable - Related Party	3,000	(3,000)
Short-term Loan	10,000	(10,000)
Accounts Payable	500	2,900
Accrued Payroll	1,935	—
Shares issued for services	26,250	24,000
Net cash used in operating activities	(63,057)	(71,264)
Cash Flows from Investing Activities	—	—

Cash Flows from Financing Activities
Cash (Used) or provided by:
Due to Related Party	(3,078)	12,318
Sale of common stock	30,000	77,340
Sale of preferred stock	30,000	—
Cash Received for Subscription Receivable	6,000	6,000
Net cash provided by financing activities	$62,922	95,658
Increase (Decrease) in Cash	(135)	24,394

Increase in Cash
Cash at beginning of period	$24,494	100
Cash at end of period	$24,359	24,494

Supplemental Disclosure of
Interest and Income Taxes Paid
Interest paid during the period	$—	—
Income taxes paid during the period	$—	—

Non-Cash Investing and Financing
Transactions
Forgiveness of debt by Directors	$21,468	—

The accompanying notes are an integral part of these financial statements.

ELVICTOR GROUP, INC

STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY - AUDITED

	Year Ended December 31, 2019
	Common Stock		Preferred Stock		Additional Paid-in	Accumulated	Subscription	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Receivable	Equity
December 31, 2018	20,556,700	2,056			111,284	(99,554)	(6,000)	7,786
Common Shares issued for cash	120,000	12			29,988			30,000
Preferred Shares issued for cash			80,000,000	8,000	22,000			30,000
Common Shares issued for services	105,000	10			26,240			26,250
Subscription Receivable							6,000	6,000
Forgiveness of Debt by Directors					21,468			21,468
Net Loss for the Year Ended December 31, 2019						(104,743)		(104,743)
December 31, 2019	20,781,700	2,078	80,000,000	8,000	210,980	(204,297)	—	16,761

The accompanying notes are an integral part of these financial statements.

ELVICTOR GROUP, INC

(formerly Thenablers, Inc)

Notes to the Financial Statements

NOTE 1 – DESCRIPTION OF BUSINESS

Elvictor Group, Inc. formerly known as Thenablers, Inc. (“Elvictor Group, Inc.” or the “Company”) was incorporated in the State of Nevada on November 3, 2017. The Company is an International Business Development organization focused in the development and execution of New Market Strategies for its clients by providing access to distributors and strategic partners for growing their brand and customer base. With the change to the Elvictor name came the addition of the brand and new team in crew management in the shipping industry. The company looks to grow their crew management division by providing new markets to the already established expertise of their management team in the market of international crew management.

On December 13, 2019, pursuant to the approval of a majority of the voting interests for Thenablers, Inc. (hereinafter the “Company”), the Company filed a Certificate of Amendment with the Secretary of State for Nevada to change its name from “Thenablers, Inc.” to “Elvictor Group, Inc.”,to better reflect new business interests and to further take steps to make application of a corporate action with FINRA to have the name change approved and to change the symbol of the Company to “ELVG” or such symbol that is available and approved by the officers of the Company.

Pursuant to the approval of that application to FINRA, and on February 27, 2020, the name of the Company was changed to Elvictor Group, Inc. on OTC Markets, and the symbol for trading was changed to “ELVG”.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. In the opinion of management, the financial statements and notes have been prepared on the same basis as the audited financial statements for the year ended December 31, 2018 and include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the Company's financial position at December 31, 2019 and statements of operations and cash flows for the year ended December 31, 2019 and 2018. The accompanying financial statements reflect the application of certain significant accounting policies as described below and elsewhere in these notes to the financial statements. As of December 31, 2019, the Company's significant accounting policies and estimates, which are detailed in the Company's audited financial statements for the year ended December 31, 2018, have not changed.

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP”).  The Company has adopted a December 31 fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification

Certain prior period amounts have been reclassified to conform with the current period presentation.

Cash and Cash Equivalents

Company considers all cash on hand and in banks, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

ELVICTOR GROUP, INC

(formerly Thenablers, Inc)

Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Accounts Receivable

The company has entered into related party transactions with companies owned or subject to significant influence by management, directors and principle shareholders. The balance in accounts receivable are payable upon demand and have arisen from the provision of services based on contracts with customers.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with FASB ASC 606 upon the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Revenue recognized from contracts with customers is disclosed separately from other sources of revenue.

Stock-Based Compensation

The measurement and recognition of stock - based compensation expense is based on estimated fair values for all share-based awards made to employees and directors, including stock options and for non-employee equity transactions as per ASC 718 rules.

For transactions in which we obtain certain services of employees, directors, and consultants in exchange for an award of equity instruments, we measure the cost of the services based on the grant date fair value of the award. We recognize the cost over the vesting period.

ELVICTOR GROUP, INC

(formerly Thenablers, Inc)

Notes to the Financial Statements

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of December 31, 2019.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

The FASB’s new standard on accounting for leases that came into effect as of January 1, 2019 for US public companies that enter into lease arrangements or sign contracts containing leases to support their business had no effect on the company as they do not have any leases.

Subsequent Events

The Company has analyzed the transactions from December 31, 2019 to the date these financial statements were issued for subsequent event disclosure purposes.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplates the continuation of the Company as a going concern. The Company had revenues for the year ended December 31, 2018 of $3,822 and $473 for the year ended December 31, 2019. The Company currently has limited working capital and is continuing its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – DUE TO RELATED PARTY

During the period from November 3, 2017 to December 31, 2019, Mr. Panagiotis Lazaretos, the Company's Director and Chief International Development Officer, Mr. Panagiotis Tolis, the Company's Director and Chief Investment Relations Officer , Mr. Theofylaktos P. Oikonomou, the Company's CFO and Director and Mr. Eleftherios Kontos, have periodically advanced the Company funds as unsecured obligations. The funds were used to pay travel and operating expenses of the Company. The obligations bear no interest, have no fixed term and are not evidenced by any written agreement. The amounts due to related parties were forgiven by the respective related parties as of September 30, 2019, thereby resulting in an increase in Additional Paid in Capital. Currently, the balance in due to related party is $163 as of December 31, 2019.

ELVICTOR GROUP, INC

(formerly Thenablers, Inc)

Notes to the Financial Statements

NOTE 5 – LOAN RECEIVABLE

On May 7, 2018, Elvictor Group, Inc. made a loan to Thenablers Ltd. for $30,000. The loan bears no interest and its due date was June 30th, 2018. This transaction has been made in the context of a formal cooperation between the two companies according to a commission agreement signed on May 7, 2018. The scope of this agreement is that Elvictor Inc. will finance the purchase of a certain amount of inventory produced by an Austrian energy drink manufacturer as well as assist in the sales and marketing of such products in the region of Greece and Cyprus. Elvictor Group, Inc. will receive a pre-agreed upon commission on every product sold.

Thenablers Ltd asked for an extension in the repayment of the loan and proposed a payment plan for one-third installments of $10,000 each to be paid on July 31th, August 31st and September 30th, 2018 accordingly. The first installment of $10,000 has already been paid on July 31st, 2018.

Further, the second installment of $10,000 was paid on October 22, 2018 and an additional extension has been given for the third installment to be repaid in two payments of $5,000 as of April 30th, 2019 and July 31st, 2019. A payment of $4,000 was received on May 8, 2019 as partial payment of the third installment and the balance of $6,000 was offset at September 30, 2019 by amounts due to related party and director, Mr. Panagiotis Lazaretos.

NOTE 6– ACCOUNTS RECEIVABLE

At the beginning of the year company had accounts receivable of $3,000 due from related party, Thenablers Ltd Cyprus, derived from the commission agreement signed on May 7, 2018 for sales and marketing assistance. The full amount has been paid and as of December 31, 2019 there are no further receivables.

NOTE 7 - RELATED PARTY TRANSACTIONS

On December 11, 2019 the Board of Directors voted to pay compensation to the Chief Financial Officer, Mr. Thodoris Chouliaras, in the form of professional fees, the amount of $2,000 per month, retroactively from November 1, 2019 and paid bi-weekly. The total amount of $4540.00 has been paid as of December 31, 2019.

NOTE 8 – COMMON STOCK

Issuance of Common Stock

The Company has 200,000,000, $0.0001 par value shares of common stock authorized.

The Company issued 20,000,000 to its founders valued at $2000 ($0.0001 per share).

On January 15, 2018, the Company issued 10,000 shares of common stock to Prodromos Nikolaidis for cash proceeds of $2,000.00 at $0.20 per share.

On January 15, 2018, the Company issued 10,000 shares of common stock to Stavros Nikolaidis for cash proceeds of $2,000.00 at $0.20 per share.

On January 17, 2018, the Company issued 25,000 shares of common stock to Anargyros Vasilakos for cash proceeds of $5,000.00 at $0.20 per share.

On January 18, 2018, the Company issued 10,000 shares of common stock to Alexndros Koukas for cash proceeds of $2,000.00 at $0.20 per share.

ELVICTOR GROUP, INC

(formerly Thenablers, Inc)

Notes to the Financial Statements

NOTE 7 – COMMON STOCK (CONTINUED)

On January 29, 2018, the Company issued 15,000 shares of common stock to Georgios Kapaniris for cash proceeds of $3,000.00 at $0.20 per share.

On February 9, 2018, the Company issued 10,000 shares of common stock to Marina Brisimi for cash proceeds of $2,000.00 at $0.20 per share.

On February 9, 2018, the Company issued 10,000 shares of common stock to Evangelos Brisimis for cash proceeds of $2,000.00 at $0.20 per share.

On February 9, 2018, the Company issued 15,000 shares of common stock to Dessislav Krumov Djarkov for cash proceeds of $3,000.00 at $0.20 per share.

On February 12, 2018, the Company issued 50,000 shares of common stock to Athanasios Tolis for cash proceeds of $10,000.00 at $0.20 per share.

On February 14, 2018, the Company issued 10,000 shares of common stock to George Mengos for cash proceeds of $2,000.00 at $0.20 per share.

On February 19, 2018, the Company issued 15,000 shares of common stock to Nektarios Tzortzoglou for cash proceeds of $3,000.00 at $0.20 per share.

On February 19, 2018, the Company issued 10,000 shares of common stock to Vilelmini Fatourou for cash proceeds of $2,000.00 at $0.20 per share.

On February 22, 2018, the Company issued 10,000 shares of common stock to Dogan Omer Ozyigit for cash proceeds of $2,000.00 at $0.20 per share.

On February 28, 2018, the Company issued 10,000 shares of common stock to Robert Brown for cash proceeds of $2,000.00 at $0.20 per share.

On March 1, 2018, the Company issued 16,000 shares of common stock to Dragon Ventures Management, Inc. for services rendered of $3,200.00 at fair market value of $0.20 per share.

On March 1, 2018, the Company issued 16,000 shares of common stock to GMPraxis Inc. for services rendered of $3,200.00 at fair market value of $0.20 per share.

On March 1, 2018, the Company issued 16,000 shares of common stock to Field Insights CEE, SRL Inc. for services rendered of $3,200.00 at fair market value of $0.20 per share.

On March 5, 2018, the Company issued 10,000 shares of common stock to First Call Holding Cyprus for cash proceeds of $2,000.00 at $0.20 per share.

ELVICTOR GROUP, INC

(formerly Thenablers, Inc)

Notes to the Financial Statements

NOTE 7 – COMMON STOCK (CONTINUED)

On March 5, 2018, the Company issued 11,700 shares of common stock to Efthymia Lioulia for cash proceeds of $2,340.00 at $0.20 per share.

On March 8, 2018, the Company issued 10,000 shares of common stock to Donald Ruan for cash proceeds of $2,000.00 at $0.20 per share.

On March 9, 2018, the Company issued 10,000 shares of common stock to Peter Brown for cash proceeds of $2,000.00 at $0.20 per share.

On March 12, 2018, the Company issued 10,000 shares of common stock to Predica Constanta for cash proceeds of $2,000.00 at $0.20 per share.

On March 23, 2018, the Company issued 10,000 shares of common stock to Patricia Franco for cash proceeds of $2,000.00 at $0.20 per share.

On March 23, 2018, the Company issued 25,000 shares of common stock to Filippo Giacomo for cash proceeds of $5,000.00 at $0.20 per share.

On March 26, 2018, the Company issued 10,000 shares of common stock to Renee Deschaine for cash proceeds of $2,000.00 at $0.20 per share.

On March 28, 2018, the Company issued 12,500 shares of common stock to Konstantinos Piperas for cash proceeds of $2,500.00 at $0.20 per share.

On March 28, 2018, the Company issued 16,000 shares of common stock to CEO Medya Pazarlama Ve Ajans Hizmetleri, Ltd. for services rendered of $3,200.00 at fair market value of $0.20 per share.

On March 30, 2018, the Company issued 10,000 shares of common stock to William Bartels for cash proceeds of $2,000.00 at $0.20 per share.

On April 2, 2018, the Company issued 25,000 shares of common stock to Mehmet Metin Yilmaz for cash proceeds of $5,000.00 at $0.20 per share.

On April 3, 2018, the Company issued 10,000 shares of common stock to George Sakoulas for cash proceeds of $2,000.00 at $0.20 per share.

On April 4, 2018, the Company issued 32,000 shares of common stock to Spar PTY Ltd for cash proceeds of $6,400.00 at $0.20 per share.

On April 4, 2018, the Company issued 24,000 shares of common stock to Floor Graphics BG Ltd for cash proceeds of $4,800.00 at $0.20 per share.

On April 10 30, 2018, the Company issued 25,000 shares of common stock to Michael Stefanidis for cash proceeds of $5,000.00 at $0.20 per share.

On April 11, 2018, the Company issued 12,500 shares of common stock to Ilias Bouzalas for cash proceeds of $2,500.00 at $0.20 per share.

ELVICTOR GROUP, INC

(formerly Thenablers, Inc)

Notes to the Financial Statements

NOTE 7 – COMMON STOCK (CONTINUED)

On April 23, 2018, the Company issued 10,000 shares of common stock to Kimberly Villani for cash proceeds of $2,000.00 at $0.20 per share.

On April 23, 2018, the Company issued 25,000 shares of common stock to James Daniel Williams for cash proceeds of $5,000.00 at $0.20 per share.

On May 1, 2019, the Company issued 5,000 shares of common stock to Theodore Giamias for services rendered of $1,250.00 at fair market value of $0.25 per share.

On May 20, 2019, the Company issued 40,000 shares of common stock to Panagiotis Avramidis for cash proceeds of $10,000.00 at $0.25 per share.

On May 20, 2019, the Company issued 20,000 shares of common stock to Savvas Dimopoulos for cash proceeds of $5,000.00 at $0.25 per share.

On May 22, 2019, the Company issued 20,000 shares of common stock to Anargyris Vasilakos for cash proceeds of $5,000.00 at $0.25 per share.

On May 29, 2019, the Company issued 20,000 shares of common stock to Dimitrios Agapitos for cash proceeds of $5,000.00 at $0.25 per share.

On July 10, 2019, the Company issued 20,000 shares of common stock to Nikolaos Zavras for cash proceeds of $5,000.00 at $0.25 per share

On October 7, 2019 the Company issued 100,000 shares of common stock to Eilers Law Group, P.A. for services rendered of $25,000.00 at fair market value of $0.25 per share

Issuance of Preferred Stock

On October 7, 2019, Elvictor Group, Inc. entered into four separate “Series A Convertible Preferred Stock Purchase Agreements” for exactly 80,000,000 shares of a newly designated Series A Preferred Stock, in exchange for an aggregate purchase price of $30,000.00 pursuant to Regulation S of the Securities Act of 1933, as amended. Per the terms of the Agreements, these shares may not be converted for one year after they are issued and shall automatically convert exactly 18 months after the issuance of each share into a number of shares of Common Stock to be determined based on the Company’s performance. The holders of Series A Preferred Stock shall be entitled to vote with the shares of the Company’s Common Stock on any vote in which holders of the Common Stock are entitled to vote and shall have voting rights equal to exactly one vote per share of Series A Preferred Stock. The stocks were issued to:

On October 7, 2019 the Company issued 24,000,000 shares of preferred stock to Aikaterini Galanaki for cash proceeds of $6,600.00 at 0.000375 per share

On October 7, 2019 the Company issued 28,000,000 shares of preferred stock to Konstantinos Galanakis for cash proceeds of $7,700.00 at 0.000375 per share

On October 7, 2019 the Company issued 27,800,000 shares of preferred stock to Stavros Galanakis for cash proceeds of $7,645.00 at 0.000375 per share

On October 7, 2019 the Company issued 200,000 shares of preferred stock to Theodoros Chouliaras for cash proceeds of $55.00 at 0.000375 per share

ELVICTOR GROUP, INC

(formerly Thenablers, Inc)

Notes to the Financial Statements

NOTE 9 – CHANGES IN EQUITY

For the year beginning January 1, 2019 the company had a shareholders' deficit balance of $7,786. With the sale of 120,000 shares of common stock for a value of $30,000, and the sale of 80,000,000 shares of preferred stock for a value of $30,000, the issue of 105,000 shares of common stock for service for a value of $26,250, the receipt of $6,000 in subscription receivables, the forgiveness of debt by Directors of $21,468 and the net loss of $104,743 for the year ended December 31, 2019 the ending balance in equity is $16,761 as of December 31, 2019.

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 11 – INCOME TAXES

Due to the Company’s net loss position, there was no provision for income taxes recorded. As a result of the Company’s losses to date, there exists doubt as to the ultimate realization of the deferred tax assets. Accordingly, a valuation allowance equal to the total deferred tax assets has been recorded.

The components of net deferred tax assets are as follows:

	December 31,	December 31,
	2019	2018

Net operating loss carry-forward	$204,297	$99,554
Less: valuation allowance	(204,297)	(99,554)
Net deferred tax asset	$—	$—

The Company had federal net operating loss carry forwards for tax purposes of approximately $99,554 at December 31, 2018, and approximately $204,297 at December 31, 2019, which may be available to offset future taxable income. Utilization of the net operating loss carry forwards may be subject to substantial annual limitations due to the ownership change limitations provided by Section 381 of the Internal Revenue Code of 1986, as amended. The annual limitation may result in the expiration of net operating loss carry forwards before utilization.

NOTE 12 – SUBSEQUENT EVENT

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to December 31, 2019 through April 3, 2020, the date these financial statements were issued, and has determined that the following are material subsequent events to these financial statements.

In January 2020, the Company issued 238,200 shares of common stock to twelve various shareholders for cash proceeds of $119,100.00 at $0.50 per share.

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Elvictor Group, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Elvictor Group, Inc. (Formerly Thenablers, Inc.) (the "Company") as of December 31, 2019 and 2018, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2017.

Lakewood, CO

April 3, 2020

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. We will pay all such expenses.

Securities and Exchange Commission Registration Fee	$32
Audit Fees and Expenses	$13,000
Legal Fees and Expenses	$25,000
Transfer Agent and Registrar Fees and Expenses	$5,000
SEC Filings	$0
Miscellaneous Expenses	$0
Total	$43,000	*
* Estimate Only

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes. Unless specifically limited by a corporation’s Articles of Incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.	willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.	a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.	a transaction from which the director derived an improper personal profit; and

d.	willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right, which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

RECENT SALES OF UNREGISTERED SECURITIES

Please refer to Note 5 of the financial statements for the year end .

These securities were issued in reliance upon the exemption contained in Section 4(2) of Securities Act of 1933.  These securities were issued to the founders of the Company and bear a restrictive legend. No written agreement was entered into regarding the sale of stock to the Company's founders.

EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation of Thenablers, Inc. (1)
3.2	Bylaws of Thenablers, Inc. (1)
3.3	Certificate of Amendment, Name Change
5.1	Opinion of Eilers Law Group, P.A., re: the legality of the shares being registered
10.1	Representative Agreement between Thenablers, Inc. and Panagiotis Lazaretos dated March 1, 2018 (2)
10.2	Representative Agreement between Thenablers, Inc. and Sortirios Foutsis dated April 4, 2018 (2)
10.3	Loan Agreement between Thenablers, Inc. and Thenablers Ltd. dated May 7, 2018 (2)
10.4	Consulting Service Agreement between Thenablers,Inc. and Thenablers, Ltd. (Cyprus) dated May 7, 2018 (3)
10.5	Consulting Agreement between Global Brands Representatives, UG and Thenablers, Inc. (3)
23.1	Auditor Consent (4)
23.2	Consent of Eilers Law Group, P.A. (included in Exhibit 5.1)

(1)	Filed previously with Form S-1 filed on May 25, 2018
(2)	Filed previously with Form S-1/A filed on July 5, 2018
(3)	Filed previously with Form S-1/A filed on August 14, 2018

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(c)	Include any additional or changed material information on the plan of distribution.

2.	To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.	For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Athens, Greece on the 7th day of April 2020.

ELVICTOR GROUP, INC

By:	/s/ Konstantinos Galanakis
Name:	Konstantinos Galanakis
Title:	Chief Executive Officer, Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Konstantinos Galanakis, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Elvictor Group, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Konstantinos Galanakis Konstantinos Galanakis	Chief Executive Officer, Principal Executive Officer Director	April 7, 2020

Signature	Title	Date

/s/ Stavros Galanakis Stavros Galanakis	Director	April 7, 2020

Signature	Title	Date

/s/ Panagiotis Lazaretos Panagiotis Lazaretos	Director	April 7, 2020

Signature	Title	Date

/s/ Panagiotis Tolis Panagiotis Tolis	Director	April 7, 2020

Signature	Title	Date

/s/ Christodoulos Tzoutzakis Christodoulos Tzoutzakis	Director	April 7, 2020